UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 29, 2008
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 29, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Nuance Communications, Inc. (the “Company”) approved adjustments to the Company’s existing compensation arrangements with James R. Arnold, Jr., the Company’s Senior Vice President and Chief Financial Officer. The Committee approved an increase in Mr. Arnold’s base salary from $300,000 to $325,000. Mr. Arnold’s annual bonus opportunity remains at fifty percent (50%) of his base salary. The amount of target bonus actually paid to Mr. Arnold will be based on the achievement of certain individual performance objectives as approved by the Committee.
The Committee also approved an award of 50,000 restricted stock units to Mr. Arnold. All of the restricted stock units are subject to time-based vesting, with opportunities to accelerate the vesting of the restricted shares based on the achievement of certain performance targets. The vesting of all shares of restricted stock are subject to Mr. Arnold’s continued employment with the Company.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: March 6, 2008	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer